As filed with the Securities and Exchange Commission on April 25, 1997

                                                 Registration No. 333-________




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       MULTIPLE ZONES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


      WASHINGTON                        5961                     91-1431894
(State or Other Jurisdic-  (Primary Standard Industrial    (I.R.S. Employer
tion of Incorporation or   Classification Code Number)   Identification No.)
Organization)
                               707 South Grady Way
                          Renton, Washington 98055-3233
                                 (206) 430-3000


       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            -------------------------

 Stock Option Agreement for   Stock Option Agreements for    Stock Option Agreement for
  John E. DeFeo (10/23/96)       John E. DeFeo (1/5/97)        John H. Bauer (1/5/97)

 Stock Option Agreement for    Stock Option Agreement for    Stock Option Agreement for
 John T. Carleton (1/5/97)      Firoz H. Lalji (1/5/97)      Carol L. Miltner (1/5/97)


                Stock Option Agreement for    Stock Option Agreement for
                 Paul E. Monson (1/5/97)      Steve Sarich, Jr. (1/5/97)

                            -------------------------


                Peter J. Biere, Senior Vice President -- Finance
                               707 South Grady Way
                          Renton, Washington 98055-3233
                                 (206) 430-3000


            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                            -------------------------


                         CALCULATION OF REGISTRATION FEE

==============================================================================================
Title Of Securities       Amount To Be        Proposed Maximum                Amount Of
To Be Registered          Registered (1)      Aggregate Offering Price (2)    Registration Fee
----------------------------------------------------------------------------------------------
Common Stock              691,457 shares      $7,267,696.28                    $2,202.33
==============================================================================================


(1) Plus (i) an indeterminate number of shares of Common Stock that may become issuable under the Stock Option Agreements as a result of the adjustment provisions therein, and (ii) if any interests in the Stock Option Agreements constitute separate securities required to be registered under the Securities Act of 1933, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Stock Option Agreements.

(2) Computed pursuant to Rule 457(h) based on the aggregate offering price for the 691,457 shares issuable upon exercise of the options represented by the Stock Option Agreements.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, filed by Multiple Zones International, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference:

            1. The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1996;

            2. All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996; and

            3. The description of the Registrant's Common Stock set forth in the Registration Statement on Form 8-A under Section 12(g) of the Exchange Act filed by the Registrant with the Commission on May 3, 1996.

      All documents filed by the Registrant with the Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

      Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not required.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the Common Stock being offered pursuant to this Registration Statement has been passed upon for the Registrant by Graham & James LLP, Seattle, Washington. John M. Steel, a principal of this firm, holds 7,500 shares of Common Stock of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Article VI,
Section 6.5.1, of the Registrant's Restated Articles of Incorporation and
Article X of the Registrant's Restated Bylaws provide for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The Registrant has


                                   II--1
entered into agreements with all of its executive officers and all outside directors to indemnify them against certain claims and liabilities arising out of their service as officers and directors, as applicable, and to advance expenses to defend claims subject to indemnification. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to one or more liability insurance policies maintained by the Registrant for such purpose. The Registrant currently maintains a policy of directors' and officers' liability insurance with an aggregate coverage limit of $5,000,000.

      Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VI, Section 6.6, of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders. In addition, the Registrant has agreed to release the directors from certain liabilities to the Registrant that would otherwise arise out of their service as directors.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8. EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION
------   -----------
 5       Opinion of Graham & James LLP

23.1     Consent of Graham & James LLP

23.2     Consent of Coopers & Lybrand L.L.P.

24       Powers of Attorney

99.1     Stock Option Agreement dated October 23, 1996, between the
         Registrant and John E. DeFeo (481 shares of Common Stock)

99.2     Stock Option Agreement dated January 5, 1997, between the
         Registrant and John E. DeFeo (643,476 shares of Common
         Stock)

99.3     Stock Option Agreement dated January 5, 1997, between the
         Registrant and John H. Bauer (2,500 shares of Common Stock)

99.4     Stock Option Agreement dated January 5, 1997, between the
         Registrant and John T. Carleton (10,000 shares of Common
         Stock)

99.5     Stock Option Agreement dated January 5, 1997, between the
         Registrant and John E. DeFeo (2,500 shares of Common Stock)


                                      II--2

EXHIBIT
NUMBER   DESCRIPTION
------   -----------
99.6     Stock Option Agreement dated January 5, 1997, between the
         Registrant and Firoz H. Lalji (10,000 shares of Common Stock)

99.7     Stock Option Agreement dated January 5, 1997, between the
         Registrant and Carol L. Miltner (2,500 shares of Common Stock)

99.8     Stock Option Agreement dated January 5, 1997, between the
         Registrant and Paul E. Monson (10,000 shares of Common
         Stock)

99.9     Stock Option Agreement dated January 5, 1997, between the
         Registrant and Steve Sarich, Jr. (10,000 shares of Common
         Stock)



ITEM 9. UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the


                                      II--3
securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                      II--4

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on April 22, 1997.


                              MULTIPLE ZONES INTERNATIONAL, INC.



                           By /s/ John E. DeFeo
                              -------------------------------------------------
                              John E. DeFeo, President, Chief Executive Officer
                                and Vice Chairman of the Board


                                POWER OF ATTORNEY

      Each person whose individual signature appears below hereby constitutes and appoints John E. DeFeo and Peter J. Biere, and each of them severally, such person's true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Commission.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

        SIGNATURE                        TITLE                              DATE
        ---------                        -----                              ----
/s/ John E. DeFeo               President and Chief Executive          April 22, 1997
---------------------------     Officer (Principal Executive
John E. DeFeo                   Officer) and Chairman of the
                                Board

/s/ Peter J. Biere              Senior Vice President -- Finance       April 22, 1997
---------------------------     and Chief Financial Officer
Peter J. Biere                  (Principal Financial and
                                Accounting Officer)

/s/ Sadrudin J. Kabani          Chairman of the Board                  April 22, 1997
---------------------------
Sadrudin J. Kabani


                                      II--5

        SIGNATURE                        TITLE                              DATE
        ---------                        -----                              ----
/s/ John H. Bauer               Director                               April 22, 1997
--------------------------
John H. Bauer


/s/ John T. Carleton            Director                               April 22, 1997
--------------------------
John T. Carleton


/s/ John E. DeFeo               Director                               April 22, 1997
--------------------------
John E. DeFeo


/s/ Firoz H. Lalji              Director                               April 22, 1997
--------------------------
Firoz H. Lalji


/s/ Carol L. Miltner            Director                               April 22, 1997
--------------------------
Carol L. Miltner


/s/ Paul E. Monson              Director                               April 22, 1997
--------------------------
Paul E. Monson


/s/ Steve Sarich, Jr.           Director                               April 22, 1997
--------------------------
Steve Sarich, Jr.


                                     II--6

                                  EXHIBIT INDEX


EXHIBIT
NUMBER   DESCRIPTION
 5       Opinion of Graham & James LLP

23.1     Consent of Graham & James LLP (included in Exhibit 5)

23.2     Consent of Coopers & Lybrand L.L.P.

24       Powers of Attorney (included on signature pages)

99.1     Stock Option Agreement dated October 23, 1996, between the
         Registrant and John E. DeFeo (481 shares of Common Stock)

99.2 Stock Option Agreement dated January 5, 1997, between the Registrant and John E. DeFeo (643,476 shares of Common Stock) (incorporated by reference from Exhibit 10.26 to the Registrant's Annual Report on Form
         10-K for its fiscal year ended December 31, 1996)

99.3     Stock Option Agreement dated January 5, 1997, between the
         Registrant and John H. Bauer (2,500 shares of Common Stock)

99.4     Stock Option Agreement dated January 5, 1997, between the
         Registrant and John T. Carleton (10,000 shares of Common
         Stock)

99.5     Stock Option Agreement dated January 5, 1997, between the
         Registrant and John E. DeFeo (2,500 shares of Common Stock)

99.6     Stock Option Agreement dated January 5, 1997, between the
         Registrant and Firoz H. Lalji (10,000 shares of Common Stock)

99.7     Stock Option Agreement dated January 5, 1997, between the
         Registrant and Carol L. Miltner (2,500 shares of Common Stock)

99.8     Stock Option Agreement dated January 5, 1997, between the
         Registrant and Paul E. Monson (10,000 shares of Common
         Stock)

99.9     Stock Option Agreement dated January 5, 1997, between the
         Registrant and Steve Sarich, Jr. (10,000 shares of Common
         Stock)